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EXHIBIT 99.1




NEWS                                                                    FIRSTFED

                                           ONE FIRSTFED PARK, SWANSEA, MA  02777
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                                                                   MEDIA RELEASE
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                                                           FOR IMMEDIATE RELEASE
CONTACTS:
Philip G. Campbell, Vice President
(508) 679-8181 ext. 1361 Fax: (508) 235-1818
pgcampbe@firstfedamerica.com
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or:
Edward A. Hjerpe, III, EVP/COO & CFO
(508) 679-8181, ext. 1505
eahjerpe@firstfedamerica.com
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                         FIRSTFED AMERICA BANCORP, INC.
                          ANNOUNCES 2 FOR 1 STOCK SPLIT

Swansea, MA, June 26, 2003 - FIRSTFED AMERICA BANCORP, INC. (Amex: FAB) (the "Company") announced today that its Board of Directors has declared a 2-for-1 stock split of its outstanding common stock. The stock split entitles each shareholder of record at the close of business on July 7, 2003 to receive one additional share for every share of common stock held on that date. The additional shares resulting from the split are expected to be distributed by the Company's transfer agent on or about July 17, 2002. Currently, the Company has approximately 8.65 million shares of common stock outstanding.

Chairman, President, and CEO Robert F. Stoico noted, "The Company's strong performance over the last several years, as evidenced by significantly increased earnings, increased dividends, and a rising stock price, has been gratifying. We are pleased to reward our shareholders with this 2-for-1 stock split. The stock split will increase the number of shares of FAB stock outstanding to over 15 million, which will increase the liquidity of FAB shares."

FIRSTFED AMERICA BANCORP, INC. is a $2.4 billion financial services company offering a wide range of financial products through its subsidiaries. FIRST FEDERAL SAVINGS BANK OF AMERICA has 26 banking offices throughout Southeastern Massachusetts and Rhode Island, offers online banking through FIRSTFEDonline at www.firstfedamerica.com and has five loan origination centers serving
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Massachusetts, Rhode Island and Connecticut. PEOPLE'S MORTGAGE CORPORATION, a
subsidiary of FIRST FEDERAL SAVINGS BANK OF AMERICA, provides mortgage and consumer loans through nine locations in New England and the Mid-Atlantic Region. Through FIRSTFED INSURANCE AGENCY, LLC, which is licensed in Massachusetts,

                                (more-more-more)

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Rhode Island and Connecticut, the Company also sells insurance products at all of its locations and via www.firstfedinsurance.com. FIRSTFED TRUST COMPANY, N.A.
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offers comprehensive trust, estate, and investment management products and services. For additional information about the Company and its products, as well as previous press releases and historical financial data, visit the FIRSTFED Web site at www.firstfedamerica.com.
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Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. Subject to applicable laws and regulations, the Company does not undertake -- and specifically disclaims any obligation - - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.


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